EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LIGHTBRIDGE CEO SETH GRAE ISSUES LETTER TO SHAREHOLDERS

RESTON, Va. – April 28, 2020 – Lightbridge Corporation (“Lightbridge,” or the “Company”) (NASDAQ: LTBR), an advanced nuclear fuel technology company, today issued an update letter to shareholders from Seth Grae, President & Chief Executive Officer:

To Our Valued Shareholders,

I hope you and your family are safe and healthy during the COVID-19 pandemic. In the face of great economic uncertainty, we have taken steps to significantly reduce our burn rate in order to preserve the cash we have on hand. Our goal is to stretch our runway with current cash in our accounts to the end of 2021 while focusing on key research and development activities.

We remain committed to full transparency with our shareholders. I am not satisfied with our stock price, and don’t believe it reflects the value of Lightbridge. Aside from our current cash position, we have invested tens of millions of dollars to develop Lightbridge’s valuable technology, including Lightbridge Fuel™ rods, assemblies, and manufacturing methods, that is protected by a significant worldwide patent portfolio and trade secrets.

The potential for our technology has been recognized by major companies in the nuclear industry and the Department of Energy (DOE) and its Idaho National Lab (INL). In fact, the barriers to entry within the DOE and INL are quite significant; to achieve this level of industry recognition is a testament to the potential of Lightbridge’s technology, and speaks to the wide disconnect in the market value of our stock.

Congress is providing historically high levels of support for nuclear power, with large majorities of votes in favor by members of both political parties. The administration is strongly promoting nuclear power, from the White House setting policies to DOE making its facilities and experts at national labs available to companies developing advanced nuclear technologies. Lightbridge has recently won a voucher from DOE’s Gateway for Accelerated Innovation in Nuclear (GAIN) program, to support development of Lightbridge Fuel™ in collaboration with INL. We expect a long and fruitful partnership with DOE and INL.

GAIN PROGRAM FUNDING AWARD

We ended fiscal year 2019 on a high note, winning the GAIN voucher, our first DOE funding award for the project, which helps position the Company for the next phase of development. Lightbridge has formalized the project, entering into a Cooperative Research and Development Agreement (CRADA) on April 22, 2020 with Battelle Energy Alliance, LLC1, the operating contractor of INL, in collaboration with DOE. The scope of the project includes experiment design for irradiation of Lightbridge metallic fuel material samples in the Advanced Test Reactor at INL. We expect the project to commence soon.

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1 The Battelle Energy Alliance is a collaboration between Battelle, BWX Technologies, Washington Group International, Electric Power Research Institute and an alliance of leading universities. Battelle is the largest private non-profit research and development organization in the world.

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The federal government has made nuclear technology a strategic priority. We believe that demonstrating excellent performance under the GAIN program, along with demonstrating the value that Lightbridge’s technology offers to DOE, will be helpful in future grant applications. DOE is mandated by law with the responsibility for removing used fuel from all commercial U.S. nuclear power plant sites. When and where DOE will move that fuel is not yet known. When Lightbridge Fuel™ is brought to market, it will reduce the amount of used fuel per unit of electricity generated, creating a benefit for DOE, which would have less used fuel to move and handle. This will also support DOE’s nonproliferation mission, since Lightbridge Fuel™ will provide enhanced proliferation resistance.

LIGHTBRIDGE’S CO-EXTRUSION MANUFACTURING PROCESS

We released a video in late December 2019, demonstrating Lightbridge’s co-extrusion manufacturing process using surrogate materials to produce full commercial-length Lightbridge Fuel™ rods for large light water reactors and small modular reactors. We selected the surrogate materials in the demonstration to simulate the flow stresses, temperatures and extrusion pressures expected in the manufacture of actual Lightbridge Fuel™ rods, which will utilize a uranium-zirconium alloy.

LIGHTBRIDGE’S EXPANDING INTELLECTUAL PROPERTY PORTFOLIO

We are also expanding our intellectual property protection. We recently received a “Decision to Grant” from the European Patent Office for a patent related to a Lightbridge metallic fuel assembly design for use in CANDU-type reactors. This extends Lightbridge's patent portfolio coverage and expands our market opportunities globally. According to the World Nuclear Association, there are 46 CANDU-type pressurized heavy water reactors in use around the world. The intellectual property in our proprietary fuel designs reflects years of research and effort by our team, including leading experts within the nuclear energy field. Our metallic fuel designs can also be adapted for use in nearly all other power reactors around the world.

It is our goal to bring Lightbridge Fuel™ to market as quickly, and at the lowest cost to stockholders, as practical. We are designing the fuel to make existing reactors able to compete and win financially against natural gas, renewables, and other nuclear fuels. Lightbridge Fuel™ is also compatible with and can further improve the economics of new smaller, safer reactor designs that will significantly increase the amount of carbon-free energy.

HISTORIC LEVELS OF GOVERNMENT SUPPORT FOR NUCLEAR INNOVATION

We are operating in perhaps the friendliest government environment for nuclear research in several generations, with bipartisan support. The federal government is now providing small American companies with a greater opportunity than it has in the past to develop advanced nuclear technologies within its national laboratories. The government is making available reactors and other facilities to the industry, which includes Lightbridge, as shown with our first GAIN voucher award. In December 2019, Congress voted to approve appropriations for fiscal year 2020 that included $1.49 billion for nuclear energy programs, an increase of approximately $167 million over 2019.

We were honored that Lightbridge was included in a meeting held with President Trump in the White House in February 2019 with leaders of the nuclear power industry, which helped lead to the idea of the Nuclear Fuel Working Group (NFWG). On April 23, the NFWG released its report: Restoring America’s Competitive Nuclear Advantage: A Strategy to Assure U.S. National Security.

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The report, which represented a whole-of-government approach, with input from experts across government departments and agencies, included a wide range of strategic priorities that align with the benefits of Lightbridge Fuel™, including the backing of American innovation to support U.S. national security goals, including overtaking China and Russia in the international civil nuclear marketplace. Prominent in the report were stated commitments towards funding research and development for advanced nuclear fuels and reactors to use high-assay low-enriched uranium (HALEU) and backing commercialization of small modular reactors, as well as new fuel technologies to make nuclear power even safer.

We have been designing Lightbridge Fuel™ to meet all these goals. Our technology will help enable the vision for nuclear power manifested in these policies. Having recently received government funding support through the GAIN program, we believe Lightbridge is well positioned for continuing work with national laboratories, and the timing couldn’t be better for Lightbridge to leverage its technology to advance these historic federal government initiatives.

In addition to bipartisan support for nuclear power at the federal level, Virginia, Lightbridge’s home state, is an example of broad support at the state level. Thus far in 2020, four bills have become law, along with a resolution passed towards the advancement of nuclear energy research and exploration of economic opportunities. Recently, Virginia Governor Ralph Northam directed the Virginia Nuclear Energy Consortium Authority (VNECA) to work with industry stakeholders to develop a comprehensive plan for ensuring that carbon-free nuclear power continues its contribution to economic development and reducing greenhouse gases. As a member of the board of directors of the VNECA, which has helped support this legislation, I think Virginia recognizes the large and growing federal support for nuclear power, particularly for advanced technologies, and wants to help position companies and universities within the state to receive that federal support. These bills are part of a trend that includes other states and countries recognizing nuclear as part of clean energy.

NUCLEAR AS A CRITICAL COMPONENT OF FUTURE ENERGY GENERATION

We believe there will need to be significant growth in nuclear power if the world is to meet energy, climate, and security needs. We have designed Lightbridge Fuel™ to play a major role in meeting these goals. Much of the private investment into advanced nuclear technology companies is leveraged with DOE funding support. While bringing change to the nuclear power industry is difficult, we remain confident in our ability to succeed.

The nuclear power industry is at an inflection point. Additional large reactors will close, and some new large reactors will be built, predominantly by foreign state-owned companies. Lightbridge Fuel™ can support existing and new large reactors compete against natural gas and renewables. Furthermore, the deployment of new smaller safer reactors, which Lightbridge Fuel™ can further optimize, opens the door for the next generation of reliable nuclear power.

ANNUAL MEETING AND EMPLOYEE STOCK PURCHASE PLAN

We are postponing our annual meeting until later this year, due to issues related to the printing of our proxy materials as a result of the pandemic. However, we will file a Form 10-K/A in the coming days that will include information that we’ve traditionally included in the proxy statement ahead of our annual shareholders meeting. This will include our management compensation and disclosures for 2019, along with our newly instituted Employee Stock Purchase Plan (ESPP), which facilitates executive and employee ownership of Lightbridge stock by permitting all Lightbridge employees to purchase shares on the open market through after-tax payroll deductions. The Board expects all our named executive officers to participate in the ESPP. We believe that providing this information in a timely manner is in the best interests of our shareholders.

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ARBITRATION WITH FRAMATOME

We have commenced arbitration proceedings. We are confident of our position and will provide updates in the future.

CONCLUDING REMARKS

We have taken measures – both internally and directly within the investment community – that we believe will help generate greater awareness of the Lightbridge story among the investment community, with the goal of delivering long-term sustainable value to our shareholders. We’ve recently completed a redesign of our corporate website, as well as a new investor presentation. I invite everyone to visit www.Ltbridge.com and welcome your feedback on both.

I want to thank our shareholders and also our employees, partners, and vendors, for your continued support. We will keep you apprised of our progress and key developments. I hope you stay safe and healthy.

Very truly yours,

Seth Grae

President & CEO

About Lightbridge Corporation

Lightbridge (NASDAQ: LTBR) is an advanced nuclear fuel technology development company based in Reston, Virginia, United States. The Company is developing Lightbridge Fuel™, a proprietary next-generation nuclear fuel technology for current and future reactors, which significantly enhances the economics, safety, and proliferation resistance of nuclear power. Lightbridge invented, patented, and has independently validated its technology, with goals of preventing climate change and enhancing national security. The Company has assembled a world-class development team. Four large electric utilities that generate about half of America’s nuclear power advise Lightbridge on fuel development and deployment. The Company plans to operate under a licensing and royalty model, and based on the increased power generated by Lightbridge-designed fuel expects to offer high ROI for operators of existing and new reactors. For more information please visit: www.ltbridge.com.

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Forward Looking Statements

With the exception of historical matters, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing and outcome of research and development activities, other steps to commercialize Lightbridge Fuel™ and future governmental support and funding for nuclear energy. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to: the Company’s ability to commercialize its nuclear fuel technology; the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; demand for fuel for nuclear reactors; the Company's ability to manage its business effectively in a rapidly evolving market; changes in the political environment; risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people, economies, and the Company’s ability to access capital markets; the outcome of the arbitration with the Company’s former joint venture partner and dissolution of the Enfission joint venture; as well as other factors described in Lightbridge's filings with the U.S. Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

A further description of risks and uncertainties can be found in Lightbridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results”, as well as in its subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at http://www.sec.gov/ and www.ltbridge.com.

Investor Relations Contact:

Porter, LeVay & Rose, Inc.

Matthew Abenante

Tel: 212-564-4700
ir@ltbridge.com

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